The Hall Group
Certified Public Accountants

May 13, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4 to Form 8-K/A of Liandi Clean Technology Inc. (formerly Remediation Services, Inc.) dated May 6, 2010, as amended, as they relate to our firm.

Regards,

The Hall Group, CPAs

The Hall Group, CPAs

100 Crescent Court, Suite 700 Dallas, Texas 75201 Ph: (214) 222-1315 ■ Fax: (972) 420-0032 ■ www.thehallgroupcpas.com ■ 401 E. Corporate Drive, Suite 270 Lewisville, Texas 75057 Ph: (972) 315-1315